UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 876-8130

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined below) of Amesite Inc. (the “Company”), stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to (i) increase the number of shares available for issuance under the 2018 Plan by 1,000,000 shares and (ii) increase the number of shares that may be issued pursuant to the exercise of incentive stock options by 1,000,000 shares (the “Plan Amendment”).

The foregoing description of the Plan Amendment is qualified in its entirety by reference to the text of the Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 13, 2026, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered and approved four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 3, 2026.

Stockholders of record at the close of business on May 22, 2026 (the “Record Date”) were entitled to notice of and one vote for each share of common stock held by such stockholder. On the Record Date, there were 5,852,985 shares of common stock issued and outstanding, of which 2,321,797 shares of common stock were represented at the Annual Meeting, or approximately 40% of the total outstanding shares of common stock on the Record Date, which was sufficient to constitute a quorum pursuant to the Company’s Bylaws, and to transact business.

Set forth below are the final voting results for each of the proposals:

Proposal 1

The stockholders elected the following Class II directors to hold office for a full term of three years or until their successors are duly elected and qualified based on the following votes:

Director	For	Withheld	Broker Non-Votes
Ann Marie Sastry, Ph.D.	1,287,736	205,505	828,556
Barbie Brewer	1,286,513	206,728	828,556

Proposal 2

The proposal to ratify the appointment of Novogradac & Company LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2026 was approved based on the following votes:

For	Against	Abstentions
2,091,129	184,682	45,986

Proposal 3

The proposal to amend the 2018 Plan to (i) increase the number of shares available for issuance under the 2018 Plan by 1,000,000 shares and (ii) increase the number of shares that may be issued pursuant to the exercise of incentive stock options by 1,000,000 shares was approved based on the following votes:

For	Against	Abstentions
1,148,268	335,287	9,686

Proposal 4

The proposal, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of an aggregate of 1,393,732 shares of common stock upon exercise of the Company’s Series A-1 warrants and the issuance of an aggregate of 1,393,732 shares of common stock upon exercise of the Company’s Series A-2 warrants was approved based on the following votes:

For	Against	Abstentions
1,216,551	130,855	145,835

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Amesite Inc. 2018 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: July 13, 2026	By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer

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